Accountants and Business Advisors
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June 16, 2006
Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, Northwest
Washington, D.C. 20549

Re:	Verso Technologies, Inc. File No. 0-22190
Dear Sir or Madam:
We have read Item 4.01 of the Form 8-K of Verso Technologies, Inc. dated June 16, 2006, and agreed with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Grant Thornton LLP

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